UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 2/7/2007

EnerSys

(Exact name of registrant as specified in its charter)

Commission File Number: 1-32253

Delaware	23-3058564
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2366 Bernville Road, Reading, Pennsylvania 19605

(Address of principal executive offices, including zip code)

(610) 208-1991

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

As of February 5, 2007, EnerSys completed the Fourth Amendment to Credit Agreement (“Amendment”) in connection with its $480,000,000 senior secured Credit Agreement (the “Credit Agreement”) among EnerSys, EnerSys Capital Inc., various lending institutions party thereto, Bank of America, N.A. as Administrative Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent, and Lehman Commercial Paper Inc., as Documentation Agent. The disclosure required by this Item 1.01 is included in Item 2.03 and is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition

On February 7, 2007, EnerSys issued an earnings press release discussing the Company’s financial results for the third fiscal quarter of 2007. The press release, attached as Exhibit 99.1 hereto and incorporated herein by reference, is being furnished to the SEC and shall not be deemed to be “filed” for any purpose.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As of February 5, 2007, EnerSys completed the Fourth Amendment to the Credit Agreement among EnerSys, EnerSys Capital Inc., various lending institutions party thereto (the “Lenders”), Bank of America, N.A. as Administrative Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent, and Lehman Commercial Paper Inc., as Documentation Agent. A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated by reference. The Lenders approved a reduction of 25 basis points in the credit spread on $356 million of term loans which will reduce our future interest costs by approximately $800,000 per year during the term. The reduction is effective as of February 9, 2007.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

    10.1 Fourth Amendment to Credit Agreement

    99.1 Press Release, dated February 7, 2007, of EnerSys regarding the financial results for the third fiscal quarter of 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: February 7, 2007	By:	/s/ Michael T. Philion
Michael T. Philion
Executive Vice President - Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Fourth Amendment to Credit Agreement.

EX-99.1	Press Release, dated February 7, 2007, of EnerSys regarding the financial results for the third fiscal quarter of 2007.